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EXHIBIT 5.1


March 11, 1999


LSI Logic Corporation
1551 McCarthy Blvd.
Milpitas, CA  95035

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have acted as counsel to LSI Logic Corporation, a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about March 11, 1999 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of 1,149,473 additional shares of your Common Stock (the "ESPP Shares"), reserved for issuance under the LSI Logic Corporation Employee Stock Purchase Plan Amended (the "ESPP") and 300,000 shares of your Common Stock (the "IESPP Shares" and collectively with the ESPP Shares, the "Shares") reserved for issuance under the LSI Logic Corporation International Employee Stock Purchase Plan (the "ESPP" and collectively with the ESPP, the "Plans"). As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plans and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you and in connection with the operation and administration of the Plans and the sale and issuance of the Shares pursuant to the Plans.

        In our opinion, the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation


                                        /s/ Wilson Sonsini Goodrich & Rosati